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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of II-VI Incorporated on Form S-4 of our reports dated August 6, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1999, and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Pittsburgh, PA
July 11, 2000